EXHIBIT 3.6


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              CRIIMI MAE CMBS CORP.


     CRIIMI MAE CMBS CORP, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

     The amendments to the Corporation's Certificate of Incorporation set forth in the following paragraphs were duly adopted in accordance with the provisions of Sections 242 and 228 (by written consent of the sole stockholder) of the General Corporation Law of the State of Delaware:

FIRST That the Certificate of Incorporation of the Corporation is hereby amended by deleting Article THIRD (a) through (d) in its entirety and inserting in lieu thereof the following:

     (a) to enter into and perform the obligations under the agreements and documents pertaining to the Repurchase Agreement (the "Repurchase Agreement") by and between CRIIMI Newco, LLC, CBO REIT II, Inc. and Bear, Stearns International Limited (including the Subsidiary Agreement by and between the Corporation, CRIIMI MAE QRS 1, Inc. and Bear, Stearns International Limited) to which the Corporation is a party; and

SECOND That the Certificate of Incorporation of the Corporation is hereby amended by deleting all words after "foregoing purposes" in Article THIRD (e) and inserting in lieu thereof a period.

THIRD That the Certificate of Incorporation of the Corporation is hereby amended by striking Article SEVENTH 1 and SEVENTH 2 in their entirety and inserting in lieu thereof the following:

1. The business and affairs of the Corporation shall be managed by a Board of Directors. The election of directors need not be by written ballot. The authorized number of directors of the Corporation is three. At least one director shall be an "Independent Director" (as defined in Article SEVENTH 2(a)) at all times.

2. (a) An "Independent Director" shall mean a natural person who is not at the time of initial appointment or at any time while serving as a director of the Corporation and has not been at any time during the preceding five (5) years:
(a) a stockholder, director (with the exception of serving as the Independent Director of CRIIMI NEWCO LLC, CBO REIT II, INC. and/or CRIIMI MAE QRS 1, Inc.), officer, employee, partner,

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member,  attorney or counsel of the  Corporation  or any  affiliate;  (b) a creditor, customer, supplier or other person who derives any of its purchases or revenues from its activities with the Corporation, or any affiliate; (c) a person controlling or under common control with any such stockholder, partner, member, creditor, customer, supplier or other person; or (d) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, creditor, customer, supplier or other person. (As used herein, the term "affiliate" means any person controlling, under common control with, or controlled by the person in question; and the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a person or entity, whether through ownership of voting securities, by contract or otherwise.)

     (b) A natural person who satisfies the foregoing definition other than subparagraph (b) shall not be disqualified from serving as an Independent Director of the Corporation if such individual is an independent director provided by a nationally-recognized company (which term includes National Registered Agents, Inc. and any successor thereto) that provides professional independent directors and that also provides other corporate services in the ordinary course of its business. A natural person who otherwise satisfies the foregoing definition except for being the independent director of a "special purpose entity" affiliated with the Corporation that does not own a direct or indirect equity interest in the Corporation shall not be disqualified from serving as an Independent Director of the Corporation if such individual is at the time of initial appointment, or at any time while serving as an Independent Director of the Corporation, an Independent Director of a "special purpose entity" affiliated with the Corporation (other than any entity that owns a direct or indirect equity interest in the Corporation) if such individual is an independent director provided by a nationally-recognized company (which term includes National Registered Agents, Inc. and any successor thereto) that provides professional independent directors. For purposes of this paragraph, a "special purpose entity" is an entity, whose organizational documents contain restrictions on its activities substantially similar to those set forth in Articles SEVENTH 2A and 8 of this Certificate of Incorporation.

     (c) "Affiliate" means, to any corporation, partnership, limited liability company, trust or other association, any Person (as hereinafter defined) which controls, is controlled by, or is under common control with, such corporation, partnership, limited liability company, trust or other association. As used in this definition "control" (including with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     (d) Until the satisfaction of all of the obligations arising under the Repurchase Agreement, no action required to be taken by a unanimous vote of the Board of Directors may be taken without the affirmative vote of the Independent Director. For the purposes

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of  this  Certificate  of  Incorporation,  the  date  on  which  all of the obligations arising under the Repurchase Agreement are satisfied shall be defined as the "BRE Expiration Date".

     (e) At any properly called annual or special stockholders' meeting, the stockholders, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors, may remove any director or directors from office, with or without cause, and may elect a successor or successors to fill any resulting vacancies for the remainder of the term. No resignation or removal of the Independent Director shall be effective until a successor Independent Director has been elected to replace such resigning or removed Independent Director.

2A. Subject to Articles THIRD and SEVENTH, the unanimous vote of the entire Board of Directors is required:

     (a) to allow or cause the Corporation to become insolvent;

     (b) for the Board of Directors to approve or deem advisable an amendment to the Certificate of Incorporation;

     (c) for the Board of Directors to appoint any committees of the Board of Directors;

     (d) to allow the Corporation to consolidate with or merge into any other entity or to convey, transfer, sell or lease all or substantially of the Corporation's properties, assets or liabilities;

     (e) to permit an entity to merge into the Corporation or to allow an entity to convey, transfer or lease its properties and assets or liabilities to the Corporation;

     (f) to allow the Corporation to: (i) commence, or consent to the commencement of, any case, proceeding or other action relating to bankruptcy, insolvency or reorganization under any applicable insolvency law or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally; (ii) seek to have an order for relief entered with respect to the Corporation; (iii) seek reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to the Corporation or its debts; (iv) institute proceedings to be adjudicated insolvent or bankrupt or consent to the institution of any bankruptcy or insolvency case proceeding against the Corporation; (v) consent to the appointment of a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Corporation or a substantial part of its property; (vi) make any general assignment for the benefit of creditors; or (vii) admit in writing the Corporation's inability to pay its debts generally as they become due; or

     (g) to take any corporate action in furtherance of the foregoing actions.
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2B. The Board of Directors of the Corporation shall have the power to adopt, amend or repeal the by-laws of the Corporation, subject to any applicable restrictions regarding any such act contained in the by-laws.

FOURTH That the Certificate of Incorporation of the Corporation is hereby amended by redesignating Article SEVENTH 10 as Article SEVENTH 12 and deleting Articles SEVENTH 8 and SEVENTH 9 in their entirety and inserting in lieu thereof the following:

8. Subject to Article SEVENTH 11, the Corporation shall be operated in such a manner that it would not be substantively consolidated in the estate of any other person in the event of bankruptcy or insolvency of such person, and in such regard the Corporation shall:

     (a) not amend Articles THIRD, FOURTH, SEVENTH 1, 2, 2A, 8, 9, 10, 11 or EIGHTH (a) of the Certificate of Incorporation until the BRE Expiration Date without the written consent of Bear, Stearns International Limited or its successor or assignee under the Repurchase Agreement and the agreements and other documents contemplated thereby or delivered in connection therewith; or

     (b) not own any property or any other assets or incur any further indebtedness other than as contemplated by the Repurchase Agreement;

     (c) not incur any additional indebtedness or obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation) other than as contemplated by the Repurchase Agreement or assume any indebtedness of any other entity;

     (d) not incur any obligation, the performance of which by the Corporation is guaranteed by CRIIMI MAE or its Affiliates;

     (e) not become involved in the day-to-day management of any other person or entity;

     (f) not engage in transactions with any other person or entity except as set forth herein or for matters necessarily related thereto;

     (g) except as contemplated by the Repurchase Agreement, not transfer any direct ownership interest in the Corporation until the BRE Expiration Date;

     (h) hold itself out to the public as a legal entity separate and distinct from any other entity (including any of its Affiliates);

     (i) correct any known misunderstanding regarding the Corporation's separate identity;

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     (j)  maintain a separate  general  ledger,  corporate  records and books of account as official records;

     (k) maintain its assets separately from the assets of any other person (including through the maintenance of separate bank accounts);

     (l) maintain separate books and records from any other person or entity and not have its assets listed on the financial statement of another entity except as required by United States generally accepted accounting principles;

     (m) not guarantee or become obligated for the obligations of any other person or entity, or advance funds to any other person or entity for the payment of expenses or otherwise;

     (n) conduct all business correspondence of the Corporation and other communications in the Corporation's own name and on its own stationery bearing its own name;

     (o) use invoices, stationery and checks bearing its own name;

     (p) not act as an agent of any other person or entity in any capacity;

     (q) pay the Corporation's own liabilities (including, without limitation, employment and overhead and direct expenses) out of its own funds;

     (r)  maintain  an  arm's  length   relationship   with  Affiliates  of  the
Corporation and enter into transactions with Affiliates of the Corporation only on a commercially reasonable basis;

     (s) not permit any of its Affiliates to have independent access to its bank accounts;

     (t)  pay  the  salaries  of  the   Corporation's   employees   out  of  the
Corporation's own funds;

     (u) allocate fairly and reasonably any overhead expenses that are shared with any Affiliate of the Corporation, including paying for office space and services performed by any employees of an Affiliate of the Corporation;

     (v) not pledge the Corporation's assets for the benefit of any other person or entity or make any loans or advances to any person or entity, including, without limitation, any of its Affiliates;

     (w) not acquire obligations or securities of the Corporation's Affiliates or its shareholders, except the assets identified in the Repurchase Agreement as being owned by the Corporation;

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     (x) observe all corporate and other organizational formalities necessary to maintain its separateness;

     (y) maintain through Affiliates a sufficient number of employees in light of the Corporation's contemplated business operations; provided, however, that the Corporation can contract with CRIIMI MAE to provide such services, subject to the provisions of this Article SEVENTH;

     (z) not hold itself out as being responsible or its credit as being available to satisfy the obligations of any other person or entity;

     (aa) conduct its business and hold its assets in its own name;

     (bb) maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate;

     (cc) not identify itself or any of its shareholders, Affiliates, or shareholders of its Affiliates as a division or part of the other or any other person or entity other than pursuant to US Generally Accepted Accounting Principals or for federal and state income tax purposes;

     (dd) endeavor to remain solvent and to maintain adequate capital in light of the Corporation's contemplated business operations;

     (ee) not act or fail to act in a manner that would endanger its status as a "qualified REIT subsidiary;"

     (ff) to the fullest extent permitted by law, not engage in any dissolution, liquidation, consolidation, merger or sale of substantially all its assets; and

     (gg) not form, acquire, or hold any subsidiary.

9. Except as otherwise provided in this Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in any manner now or hereafter provided herein or by statute and all rights, preferences and privileges conferred by this Certificate of Incorporation upon stockholders, directors, or any other person are granted subject to such reservation. In the event of any inconsistency between the Certificate of Incorporation and the bylaws of the Corporation, this Certificate of Incorporation shall control.

10. Until the BRE Expiration Date, the Corporation shall not take any action:

     (a) to be or become an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended;

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     (b) in  contravention  of the  obligations  of the  Corporation  under  the agreements and documents pertaining to the Repurchase Agreement (including the Subsidiary Agreement by and between the Corporation, CRIIMI MAE QRS 1, Inc. and Bear, Stearns International Limited) to which the Corporation is a party; or

     (c) which could result in the Corporation ceasing to be a "qualified REIT subsidiary."

11. Nothing contained herein shall prohibit the Corporation from executing and delivering any documents entered into in connection with the Repurchase Agreement to which the Corporation is a party.

FIFTH That the Certificate of Incorporation of the Corporation is hereby amended by redesignating Article EIGHTH (g) as Article EIGHTH (b) and deleting Articles EIGHTH (a) through (f) in their entirety and inserting in lieu thereof the following:

     EIGHTH: (a) The Corporation shall provide any indemnification permitted by the laws of the State of Delaware and shall indemnify directors, officers, agents and employees as follows: (a) the Corporation shall indemnify its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the laws of the State of Delaware now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (b) the Corporation shall indemnify other employees and agents, whether serving the Corporation or at its request any other entity, to such extent as shall be authorized by the Board of Directors or the Corporation's by-laws and be permitted by law, provided, however, that to the extent the foregoing rights of indemnification are not compensable by any insurance policy maintained for the benefit of the directors of the Corporation, no person other than the Independent Director shall be entitled to or receive any indemnification payments by the Corporation until the BRE Expiration Date. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered, subject to the provisions of these Articles, to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Articles or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal or shall limit or eliminate the rights granted under indemnification agreements entered into by the Corporation and its directors, officers, agents and employees.

                            [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, CRIIMI MAE CMBS CORP. has caused this Certificate to be signed by its duly authorized officer, this 23rd day of January, 2003.


                                         CRIIMI MAE CMBS CORP.


                                         /s/David B. Iannarone
                                         -----------------------------------
                                         By:  David B. Iannarone      (SEAL)
                                              Executive Vice President









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